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                                                                EXHIBIT 10.15-CE
                                Lease Agreement

              Saint Petersburg                    1 December 1998



     The Union of Concert Artists of the Russian Federation, hereinafter the "LESSOR," represented by the Deputy Chairman of the Union of Concert Artists of the Russian Federation, A. P. Uteshev, acting on the basis of the Charter, party of the first part, and the Artificial Life Rus [Artifishel Layf Rus] Limited Liability Corporation, represented by

                     B. L. Malokhavskiy and S. V. Vasil'eva
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acting on the basis of of the Charter, party of the second part, hereinafter collectively the "PARTIES," have concluded the present Agreement regarding the following:


                                   Article 1

                             Scope of the Agreement

     1.1. The Lessor shall, on the basis of the order of the Deputy Chairman of the Government of Saint Petersburg, Chairman of the Committe for the Administration of City Property of the Mayor's Office of Saint Petersburg, of 5 Jan 1996 (attached to the Agreement), lease to the Lessee premises at the following address: 15 Mokhovaya St., with a total space of 240 (two hundred forty) square meters, which the Lessor pursuant to Lease Agreement No. 00-001268(03) of 1 Sep 1993.

     1.2. Said space shall be furnished to the Lessee to accommodate the office of the Artificial Life Rus Limited Liability Corporation.

     1.3. The Lessee shall have the right to use the leased premises exclusively to accommodate the office, with due regard to the restrictions stipulated for the use of the premises of an architectural monument building, as well as to the conditions of the present Agreement.

     1.4. The lay-out of the premises to be turned over to the Lessee and of their spaces shall be exhibited in appendix No. 1 to the present Agreement, which shall be an integral part of it. Appendix No. 1 to the present Agreement shall take precedence in the
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interpretation of the conditions of the agreement with respect to lay-out and area.

     1.5. The premises referred to in item 1.1 and in appendix No. 1 to the present Agreement shall be turned over to the Lessee for temporary use (leased).

     1.6. The present agreement shall be in force for 5 (five) years starting 1 December 1998, and the date indicated shall be the date the agreement shall take effect, through 30 November 2003.

                                   ARTICLE 2
                  PAYMENTS AND SETTLEMENTS UNDER THE AGREEMENT

     2.1. The Lessee shall pay rent to the Lessor, expressed in minimal monthly wage rate units (hereinafter the MMWR), for the premises indicated in item 1.1. of the Agreement.

     The MMWR, set in the Russian Federation at the time of the conclusion of the Agreement, shall be 83 rubles 40 kopecks.

     The cost of one square meter of the premises to be leased shall be 23.1 (twenty-three [illegible - ? and one -tenth] MMWR without value added tax.

     2.1.1. The Lessee shall independently calculate quarterly the amount of the rental payment subject to remittance pursuant to item 2.1 in accordance with the minimal wage rate accepted for calculations and the value added tax. In case of payment in cash, 5% tax shall be added to the amount of the payment.

     2.1.2. The Lessee shall remit the rental payment as well as the value added tax for each quarter in advance, no later than the fifth of the first month of the current quarter.

     2.1.3. In case of breach of the payment dates indicated in item 2.1.2, the Lessee shall pay the Lessor a penalty in the amount of 0.5% of the amount of the arrears for each day in arrears.

     2.2. In case of the remittance by the Lessee of the rental payment in advance, its amount and the criteria for its calculation specified in item 2.1 of the Agreement shall be deemed fixed and not subject to adjustment for the entire payment period by either of the parties to the Agreement.

     The parties have agreed to regard a period from 6 to 12 months as a considerable period.

     2.3. The rental payment for the following years of leasing shall be the ruble equivalent of 15 (fifteen) US dollars at the rate of the Central Bank of the Russian Federation on the day of payment for 1 square meter per year without value added tax.
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     2.3.1.  Should the Lessee in the following years remit the rental payment a considerable period in advance, and the exchange rate of the Central Bank of the Russian Federation be equal to or higher than 15 rubles for one dollar, the Lessee shall have the right to a discount in the amount of 25% of the amount of the advance rental payment. Should the exchange rate be lower than 15 rubles, the parties shall come to terms on the rental payment.

     2.4. The mutual relationships of the parties relating to rental payment matters may be determined by additional agreements to be concluded.

     2.5. All expenses relating to remittance of payments to the Lessor's settlement account shall be borne by the Lessee.

     2.6. In case of a change in rental expenses introduced by federal or regional authorities in the term of validity of the Agreement, the Lessor shall track these changes quarterly and shall unilaterally adjust the rental payment for the following quarter, with notification of the Lessee.

     2.7. The Lessee shall quarterly pay the insurance premium, which shall be specified by the insurance agreement between the Lessor and the insurance company in an amount proportional to the leased spaces, in accordance with the approved methods of assessing the value of real estate for the calculation of the insurance amount and the insurance premium in the insurance agreement under the conditions of insurance of the available non-residential space to be leased. Payment shall be made by remittance of the amount of the insurance premium to the Lessor's settlement account, with indication of the payment on the payment order.

     2.8. The amount of the insurance premium can be recalculated in accordance with the approved "Methods of assessing the value of real estate for the calculation of the insurance amount and the insurance premium in the insurance agreement under the Conditions of insurance of the available non-residential space to be leased." The recalculation of the amount of the insurance premium shall be carried out by the insurance company, and the Lessor and the Lessee must be notified of the recalculation that has been carried out no later than one month before the ensual of the corresponding payment period.

                                   ARTICLE 3
                           OBLIGATIONS OF THE PARTIES

     3.1. Pursuant to the present Agreement, the Lessor shall undertake to fulfill the following obligations:
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     3.1.1.  To turn over to the Lessee the premises indicated in appendix No. 1 to the present Agreement within 3 days of the receipt in the Lessor's account of the payments stipulated in item 2.1.

     Note: the date of the receipt of the payments shall be confirmed by the Lessor by his bank account statement.

     3.1.2. To ensure the removal from them of the Lessor's property as well as of third parties prior to the time the leased premises are to be turned over.

     3.1.3. To make major repairs, related to overall major repairs of the building, of the leased premises at his own expense, in accordance with the schedule of major repairs and the current regulations and rules.

     3.1.4. To turn over the utilities and service lines to the Lessee in working order.

     3.1.5. To ensure the security of the building. Additional internal security for the office premises shall be arranged and paid for by the Lessee.

     3.2. Pursuant to the present Agreement, the Lessee shall undertake to fulfill the following obligations:

     3.2.1. To use the leased premises in strict accordance with article 1 of the present Agreement.

     3.2.2. To pay the Lessor the rental payment specified by the Agreement and the subsequent amendments and additions to it on time and fully.

     3.2.3. To pay the insurance premium on the leased premises on time during the entire term of validity of the Agreement in the manner and under the conditions stipulated by items 2.7 and 2.8 of the present Agreement.

     3.2.4. At his own expense, through his own efforts and with his own materials, to make current repairs of the leased premises in a timely manner, exclusively by written permission of the Lessor, at times stipulated by a schedule coordinated with the Lessor.

     At each stage of the performance of said work, the Lessee shall show the Lessor the repaired premises within 10 days.

     3.2.5. To ensure the integrity of the utilities, service lines, and equipment at the facility.

     3.2.6. Not to install concealed or open wiring and service lines, not to change the lay-out or re-equip, not to carry out reconstructions, including transfer of service lines, at the facility without the written permission of the Lessor.

     Should the Lessor discover reconstructions, impairments of the integrity of the utilities, partitions, and coverings, remodelings or installations of utilities which deface the original appearance of the facility, effected without permission, such must be eliminated by the Lessee, and the premises returned to its former appearance at his own
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expense within the time determined by unilateral order of the Lessor.

     3.2.7. To reach agreement on the use of the leased premises with the state fire inspection authorities.

     3.2.8. To observe the requirements on the leased premises of the sanitary and epidemiological stations and the state fire inspection, as well as the sectoral rules and standards in effect in relation to the types of activity of the Lessee.

     3.2.9. To service the utilities and service lines furnished by the Lessor, using his own resources and funds.

     3.2.10. To vacate the premises in connection with a hazardous condition of the structures of the building or a part of it, the setting up of the building for major repairs, or its liquidation for city designing and building considerations within the times determined by order of the Lessor.

     3.2.11. To notify the Lessor immediately regarding any damage, breakdown, or other event that has caused (or threatens to cause) harm to the facility, and in a timely manner to take all possible measures to avert the danger, against further destruction or damage to the facility.

     3.2.12. Not to conclude agreements or to enter into deals, a consequence of which is or may be any encumbering of the property rights granted to the Lessee under the agreement, in particular, the transfer to any person (mortgage, sublet agreements; contribution of the right to lease the facility or a part of it to authorized capital of a business; etc.) without the written permission of the Lessor.

     The conclusion by the Lessee of such agreements or the consummation by him of such deals without said permission shall be a basis for the unilateral cancellation of the agreement.

     3.2.13. To provide the representatives of the Lessor access to the facility for its examination and inspection of the observance of the conditions of the Agreement.

     3.2.14. Should an insurance event arise as stipulated by the insurance agreement, to inform the Lessor as well as the relevant competent authorities (police, state fire inspection bodies, the organization operating the service lines, etc.) and the insurance company immediately regarding the occurrence, while providing representatives of the insurance company with the opportunity to inspect the premises.

     3.2.15. To inform the Lessor in writing no later than two months in advance of the impending vacation of the leased premises, both in relation to the completion of the term of validity of the agreement and to its early cancellation.

     3.2.16. To turn over the facility upon its vacation in accordance with the certificate, in sound condition, taking natural wear into account, completely intact with
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all permitted remodelings, reconstructions,, and nonremovable improvements.

     3.2.17. To comply within the specified time with orders of the Lessor, state fire inspection bodies, and other governing authorities relating to the taking of measures to eliminate situations arising as a result of the Lessee's activities which endanger the integrity of the facility and the ecological and sanitary situation on the leased premises.

     3.2.18. At his own expense, to carry out work to eliminate damages that have occurred through fault of the Lessee, fully indemnifying damage done to other premises in the building.

     3.2.19. Within 5 calendar days of the completion of the term of validity of the present Agreement, to leave the leased premises entirely, and to hand them over to the Lessor in accordance with the certificate.


                                   ARTICLE 4
                   GUARANTEES AND OBLIGATIONS OF THE PARTIES

     4.1. The Lessor shall guarantee that at the time of the signing of the present agreement he has the right to conclude the Lease Agreement for premises in the building at the following address: 191028, Russia, Saint Petersburg, 15 Mokhovaya St.

     4.2. The Lessee hereby guarantees that he is familiar with the condition of the premises to be leased and will not file any claims or suits with respect to them.

                                   ARTICLE 5
             AMENDMENT AND PREMATURE CANCELLATION OF THE AGREEMENT

     5.1. Amendment of the conditions of the present Agreement and its premature cancellation shall be permitted by agreement of the Parties.

     5.2. The reorganization or liquidation of the Lessor's organization, as well as the transfer to another person of the right of ownership (full business management, day-to-day or trust management) in the premises and equipment leased pursuant to this Agreement, shall not be grounds for amendment of the conditions nor cancellation of the present Agreement.

     5.3. Upon the expiration of the term of validity of the present Agreement, the Lessee shall have the right to extend its term up to five years.

     5.4. The Lessee shall have the right to decline the use of the leased premises before the expiration of the term of validity of the present Agreement, after warning the
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Lessor of this no later than one month in advance. The advance shall not be returned in this event.

     5.5. Upon the demand of the Lessor, the present Agreement may be canceled unilaterally in the following cases:

     -    delay in rental payments greater than 10 days
     -    use of the premises not for the purpose indicated in the Agreement
     -    use of the premises by third parties without the consent of the Lessor
     - should the Lessee not provide unimpeded access to the facility for its examination and inspection of the observance of the conditions of the Agreement to representatives of the Lessor or the balance-holder, the Administration of the State Inspection for the Preservation of Architectural Monuments [UGIOP]
     - should the Lessor deliberately or through carelessness impair the condition of the facility or the service equipment, or not fulfill the obligations stipulated by items of the Agreement

     In other cases, the cancellation of the Agreement shall be effected by adjudication.

     5.6. In case of the cancellation of the Agreement by consent of the parties, or upon the initiative of the Lessor, the Lessor shall, within 10 days of the time of cancellation of the Agreement, return the remainder of the advance rental payment (with the exception of the payment for the current quarter), and shall also pay the Lessee all expenses, confirmed by calculation, relating to the dismantling of equipment and its installation at new accommodations.

     In case of failure to observe the time periods stipulated by this item, the Lessor shall pay the Lessee a penalty of 0.5% of the sum in arrears for each day in arrears.

                                   ARTICLE 6
                          TERMINATION OF THE AGREEMENT

     6.1. In case of the termination of the present Agreement in connection with the completion of the term of its validity, the Lessee shall vacate the premises within 5 calendar days pursuant to the certificate.

     6.2. In case of the existence of remarks, signed by both parties, in the certificate of acceptance of the leased premises, the Lessee shall undertake to eliminate them within the time period stipulated in the certificate, at his own expense.

     In case of failure to observe the time periods for the elimination of the remarks,
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the Lessee shall pay a fine in the amount of 10% of the quarterly rental payment.

                                   ARTICLE 7
                               SPECIAL CONDITIONS

     7.1. The Lessee is hereby warned that there is reconstruction going on in the building, and that this will cause some inconveniences, which must be reduced to the minimum, to the Lessee.

     7.2. The Lessee may, according to his desire, insure his property at his own expense.

     7.3. The Lessee shall undertake to:

     - fulfill the requirements of the preservation commitment to the Administration of the State Inspectorate for the Preservation of Historical Monuments (agreement No. 2490 of 20 November 1994) in the section concerning leased premises
     - keep fire-prevention equipment on the premises to be used pursuant to the requirements of the fire protection authorities and the official responsible for the observance of the fire safety rules.

     7.4. The Lessor shall not be liable and shall not pay any compensations for losses of or damage to the Lessor's property that were not his fault.

                                   ARTICLE 8
                            LIABILITY OF THE PARTIES

     8.1. The Parties shall bear property liability for the nonfulfillment or improper fulfillment of obligations pursuant to the present Agreement in accordance with current law of the Russian Federation and the conditions of the present Agreement.

     8.2. In case of the improper fulfillment of its obligations by one of the Parties, the Party at fault shall pay the other Party for all the losses incurred by the latter in connection with such improper execution.

     8.3. Should damage to the leased premises or to equipment be caused by the Lessee as a result of violation of the rules of operation of electrical, water and sewage systems, devices, or instruments, the Lessee shall fully compensate the Lessor for the damages in accordance with a bilateral statement.

     8.4. Should the Lessor undertake any actions impeding the legal and actual use by the Lessee of the premises furnished under the present Agreement, the Lessor shall
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compensate the Lessee for all the losses incurred by the latter in this connection.

     8.5. The payment of punitive sanctions shall not exempt the Parties from the elimination of a violation and the fulfillment of its obligations pursuant to the present Agreement.


                                   ARTICLE 9
                             SETTLEMENT OF DISPUTES

     9.1. The Parties have agreed that they will take all measures to settle disputes and disagreements that may arise from the present Agreement or in connection with it through negotiations.

     9.2. Should the Parties be unable to come to agreement with respect to matters in dispute that are related to the fulfillment of obligations pursuant to the present Agreement, the disputes or disagreements shall be subject to settlement at the Saint Petersburg International Commercial Arbitration Court in accordance with its rules of procedure. The third-party tribunal will be comprised of one arbiter. The Russian language will be used as the language of the legal proceedings.


                                   ARTICLE 10
                                 FORCE MAJEURE

     10.1. Neither of the Parties shall be liable for the complete or partial nonfulfillment of any of its obligations if the nonfulfillment is the consequence of such circumstances as flood, fire, earthquake or other natural disasters, as well as war, military actions, blockade, the actions of state authorities, and other circumstances beyond the control of the Parties.

     In such case, the time for the fulfillment of the obligations shall be increased commensurately by the time of the action of such circumstances and their consequences that are beyond the control of the Parties.

     10.2. The Party for which the impossibility of the fulfillment of its obligations has been created must notify the other Party of this, and should these circumstances exist more than three months, the other Party shall have the right to cancel the present Agreement entirely or partially without obligations to compensate losses (including the
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expenses) of the first Party.

                                   ARTICLE 11
                                OTHER CONDITIONS

     11.1. All amendments and additions to the present Agreement shall be valid only if they are made in writing and signed by both Parties.

     11.2. Matters not regulated by the Agreement shall be regulated by current civil law.

     11.3. All expenses relating to the state registration of the present Agreement shall be borne by the Lessee.

     11.4. The present Agreement shall be drawn up and signed in two copies. Both copies shall have identical legal force.


                     LEGAL ADDRESSES AND PAYMENT REQUISITES

THE LESSOR
Union of Concert Artists of the Russian Federation
Russia, 191028, Saint Petersburg, 15 Mokhovaya St.
Settlement account 407038000000000616 at the Ligovskiy branch of the Bank Sankt-Peterburg Public Joint Stock Company, Saint Petersburg; correspondent account 30101810900000000790, Taxpayer Identification Number 7803042829.

THE LESSEE
Artificial Life Rus Limited Liability Corporation
Russia, 191028, Saint Petersburg, 15 Mokhovaya St.



FOR THE LESSOR                                   FOR THE LESSEE
Deputy Chairman of the Union of Concert          Director-General
Artists of the Russian Federation
_______________ A. P. UTESHEV                    _______________ (Malokhavskiy)
                                                                   (Vasil'eva)
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    [Seal]                                         [Seal]




[DIAGRAM]

3rd floor plan
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